EXHIBIT 1.01

VIASAT, INC.

CONFLICT MINERALS REPORT

Reporting Period:

January 1, 2018 – December 31, 2018

This Conflict Minerals Report (this “Report”) of Viasat, Inc. for calendar year 2018 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on every registrant having conflict minerals that are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured. Please refer to the Rule, Special Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this Report, unless otherwise defined herein. This Report does not address any conflict minerals that were “outside the supply chain” prior to January 31, 2013, as any such conflict minerals are exempted under the Rule and Form SD. References in this Report to “Viasat,” “we,” “us” and “our” mean Viasat, Inc. and its consolidated subsidiaries.

A.	Overview

We are an innovator in communications technologies and services. Our end-to-end platform of high-capacity Ka-band satellites, ground infrastructure and user terminals enables us to provide cost-effective, high-speed, high-quality broadband solutions to enterprises, consumers and government users around the globe, whether on the ground, on the move or in flight. In addition, we develop and provide advanced wireless communications systems, military tactical data link systems, secure networking systems and cybersecurity and information assurance products and services.

We manufacture or contract to manufacture a variety of advanced satellite-based and wireless products, systems and solutions. We have determined that the Rule applies to our business because necessary conflict minerals are contained in our products.

Therefore, in accordance with the Rule and Form SD, we have conducted, in good faith, a reasonable country of origin inquiry (“RCOI”) with our suppliers that was reasonably designed to determine whether any conflict minerals in our products originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”) or are from recycled or scrap sources. Based on our RCOI, we had reason to believe that, in calendar year 2018, necessary conflict minerals contained in our products may have originated in the Covered Countries, and had reason to believe that such necessary conflict minerals may not be from recycled or scrap sources. Therefore, given the possibility that necessary conflict minerals in our products may have originated from Covered Countries and may not be from recycled or scrap sources, we have conducted due diligence on the source and chain of custody of those conflict minerals.

B.	Design of Conflict Minerals Program

We designed our conflict minerals program to conform in all material respects with the internationally recognized due diligence framework developed by The Organisation for Economic Co-operation and Development (“OECD”). See OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, available at http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf and the related Supplements for gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

Our conflict minerals program has been designed to address each of the five steps in the OECD Guidance due diligence framework as they relate to our position as a “downstream” purchaser in the conflict minerals supply chain, namely:

•	establish strong company management systems regarding conflict minerals;

•	identify and assess risks in our supply chain;

•	design and implement a strategy to respond to identified risks in our supply chain;

•	utilize independent third-party audits of smelters and refiners; and

•	report publicly on our supply chain due diligence.

Because we are a downstream supplier, we are many steps removed from the mining of conflict minerals. The components and materials contained in our products are supplied by a large number of suppliers, through multiple tiers of distribution. Once minerals are in the supply chain, determining the smelter or the origin of minerals is a challenging process, and we are realistic about the limitations on what we can identify and control.

Consistent with these limitations, the OECD Guidance acknowledges that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. The Responsible Minerals Initiative (“RMI”) guidance on implementing the OECD Guidance further recommends that, in conducting due diligence, downstream companies identify relevant or highest priority “tier-1” (direct) suppliers and focus their due diligence efforts on those priority suppliers first. Suggested factors for prioritizing tier-1 suppliers include annual spend.

Company Management Systems

We have established an internal conflict minerals program to manage risks in our supply chain through policies and procedures that are designed to help us understand whether the minerals in our products contribute to the ongoing conflict in the DRC. As part of our program, we have established and maintain company management systems that involve multiple levels of our organization.

Viasat’s Statement on Conflict Minerals (which is publicly available on our website at www.viasat.com/legal/legal-statements) reflects our commitment to respect human rights through our responsible sourcing practices, as well as our commitment to avoid practices that may contribute to human rights abuses.

Our conflict minerals steering committee oversees the design and execution of our conflict minerals program. Members of our steering committee include senior executives from our finance, legal, operations, engineering and supply chain departments. The steering committee’s responsibilities include reviewing and approving our Statement on Conflict Minerals, the design of our conflict minerals program and the results of our RCOI and due diligence measures. Our steering committee meets as required throughout each calendar year to review and discuss our conflict minerals program, and is briefed as to the status and findings of the supply chain due diligence we conduct each year.

Our conflict minerals program is managed by a cross-functional compliance team, comprised of representatives from our contracts, supply chain, quality, finance and legal groups. This compliance team reports directly to our conflict minerals steering committee.

In addition to the company management systems described above, we have also implemented the following company management controls:

•

we provide our Statement on Conflict Minerals to all of our high to medium risk “tier-1” (direct) suppliers that supply relevant components and materials to us (referred to in this Report as our “Tier-1 Suppliers”) and communicate to them our expectations as to our supply chain and the responsible sourcing of conflict minerals;

•	we have adopted internal procedures with respect to conflict minerals into our quality management system (QMS);

•	we have put in place a grievance mechanism regarding our conflict minerals program;

•	we have established and maintain a central repository of information to facilitate analysis and identification of supplier responses received from our supply chain due diligence; and

•	we have incorporated provisions on conflict minerals as part of our standard terms and conditions for purchase orders.

We also support industry forums that share and communicate information and develop policies on conflict minerals. In 2014, we became a member of the RMI, formerly known as the Conflict Free Sourcing Initiative, an organization committed to the responsible sourcing of conflict minerals, and we continue to be a supportive member of the organization. We also provide funding to non-profit and industry initiatives that support the responsible sourcing of conflict minerals through our RMI membership.

Identification and Assessment of Supply Chain Risk

We have developed and implemented a risk management plan to identify and assess risks in our supply chain. To identify and assess these risks, we identify all of our Tier-1 Suppliers and conduct an annual supply chain survey of our Tier-1 Suppliers using the Conflict Minerals Reporting Template (“CMRT”). We have elected to use the CMRT to elicit supply chain information from our suppliers because (1) it provides information critical to our due diligence efforts, and (2) it is a commonly used tool across many industries, thus easing the burden on our suppliers.

To maximize the effectiveness of our due diligence measures, we concentrate our due diligence efforts primarily on those Tier-1 Suppliers representing a substantial majority of our total annual expenditure on relevant components and materials (referred to in this Report as our “Priority Suppliers”).

In reviewing the diligence data we receive (whether from a completed CMRT, responses to our inquiries or otherwise), we apply evaluation processes to assess the reasonableness of the data and to check for the presence of “red flags.” We consider red flags to be obvious indications or circumstances that indicate the supplier disclosure may be inaccurate or improper and thus, may not be reliable. Factors we take into account in identifying and assessing supplier risk include:

•	the failure of a supplier to respond to our inquiries;

•	statements by a supplier that no conflict minerals are used in its products;

•	inadequacies and inconsistencies in, or incompleteness of, a supplier’s responses;

•	suppliers that indicate conflict minerals in their products may be sourced from Covered Countries; and

•	a supplier’s lack of sophistication, including unfamiliarity with the Rule.

In addition, we use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our Priority Suppliers. We obtain and validate information (where available) on the country of origin and mine location of conflict minerals processed at the identified facilities by relying on the information received through the RMI’s third party audit program: the Responsible Minerals Assurance Process (“RMAP”), which offers third party audits of smelters and refiners to certify that the minerals they process originate from conflict-free sources.

Designing and Implementing a Strategy to Respond to Risk

We have developed processes to assess and respond to the risks identified in our supply chain, such as sending corrective action letters to suppliers where appropriate. Our cross-functional compliance team manages the due diligence of our supply chain, and monitors, tracks and evaluates supplier responses to our due diligence efforts. Members of our cross-functional compliance team meet periodically to review the status and results of our due diligence measures and to discuss any actual or potential risks and red flags identified during diligence. Members of our cross-functional compliance team also monitor and track the measures we take to mitigate risks, and reports on risk management to our steering committee. In addition, we support the development of due diligence practices through participation in RMI working groups.

Independent Third-Party Audits of Smelters and Refiners

We do not have direct relationships with any smelters or refiners and accordingly do not directly audit any smelters or refiners in our supply chain. Instead, we rely on the third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. The smelters and refiners that are found by the RMAP to be “compliant” are those for which the independent auditor has verified that the smelter and/or refiner does not process conflict minerals that have originated from mines in the Covered Countries that directly or indirectly financed or benefited armed groups. We also rely on the publicly available results of the RMAP third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain. We support independent third-party audits of processing facilities through our RMI membership.

Public Reporting on our Supply Chain Due Diligence

We publish our Form SDs and Conflict Mineral Reports (including this Report) in the Financial Information section of our website at investors.viasat.com under the heading “SEC Filings,” and our Statement on Conflict Minerals is publicly available on our website at www.viasat.com/legal/legal-statements. Information found on or accessed through Viasat’s website is not considered part of this Report and is not incorporated by reference herein. We also publicly file our Form SDs (which include our Conflict Mineral Reports) with the Securities and Exchange Commission.

C.	Due Diligence Measures Performed

Set forth below is a description of the measures we performed to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products for calendar year 2018.

To determine whether necessary conflict minerals in our products in calendar year 2018 originated in Covered Countries, we assembled a comprehensive list of suppliers that provide goods and services directly to us. From this list, we identified over 740 Tier-1 Suppliers. We contacted each of these Tier-1 Suppliers individually, provided them with a link to our Statement on Conflict Minerals and a copy of the CMRT, and requested the return of the completed CMRT to us. Follow-up requests were sent to all Tier-1 Suppliers who did not respond. To maximize the effectiveness of our due diligence measures, we concentrate our due diligence efforts primarily on Priority Suppliers. We used our manufacturing data system to identify Priority Suppliers, and took additional measures to maximize the response rate from Priority Suppliers. We received responses from a majority of our Tier-1 Suppliers and nearly all of our Priority Suppliers.

We electronically aggregated and reviewed the data from all of the responses we received from our Tier-1 Suppliers by utilizing a software called Compliance Map (CMAP) and other various tools and processes. CMAP is an environmental compliance mapping software designed to manage and automate environmental compliance obligations. The reports received from CMAP identify quality issues (e.g. incomplete CMRTs, inconsistent responses, indication of DRC sourcing, no smelters or invalid smelters listed, not all smelters identified, etc.) and aggregate CMRT responses for analysis and reporting. Where red flags were identified, we attempted to further analyze the information provided on the CMRT in order to assess any actual or potential risks to our supply chain and develop a recommended course of action. We then communicated red flags identified in the CMRT responses through corrective action letter requests with our Priority Suppliers as appropriate.

We determined if the processing facilities reported to us by our Priority Suppliers adhere to responsible sourcing practices by verifying whether they are included on the list of RMAP-compliant processing facilities.

Members of our cross-functional compliance team met periodically to review the results from our due diligence efforts for calendar year 2018, and presented its findings to our steering committee.

D.	Product Description

Products Containing Necessary Conflict Minerals

We have determined that substantially all of the products we manufacture or contract to manufacture contain conflict minerals necessary to the functionality or production of such products.

Facilities Used to Process, and Country of Origin of, the Necessary Conflict Minerals in our Products

Based on the information provided by our Tier-1 Suppliers and information made available by RMI and RMAP, we believe that the facilities that have been used to process conflict minerals in our products in calendar year 2018 may include the smelters and refiners listed in Annex I. As discussed above, we are a downstream supplier, many steps removed from the mining of conflict minerals, and accordingly rely on the information provided to us by our Tier-1 Suppliers (who are themselves generally multiple tiers downstream) to determine the country of origin of, or the facilities used to process, the conflict minerals contained in our products.

Of the 352 smelters and refiners identified as potentially being in our supply chain:

•

248 smelters and refiners were identified as “RMAP-compliant,” meaning that the processing facility has been audited and certified as compliant with RMAP audit protocols (including processing facilities currently undergoing re-audit); and

•

104 smelters and refiners were non-participating, meaning that they met the definition of a smelter or refiner under the RMAP audit protocols but did not participate in the RMAP. These 104 non-participating suppliers source material from countries as follows:

○

94 of the smelters and refiners source material from level 1 countries (i.e., countries that are known to be active ore producing countries that are not identified as conflict regions or plausible areas of smuggling or export of conflict minerals);

○	1 smelter and refiner sources material from level 2 countries (i.e., countries that are known or plausible countries for export out of region, smuggling or transit of conflict minerals);

○	4 smelters and refiners source material from level 3 countries (i.e., countries that are within conflict regions that are potentially supplying ore materials); and

○	5 smelters and refiners source material from unknown locations.

Not all of these facilities may have processed conflict minerals in our products. Much of the smelter and refiner information provided by our Tier-1 Suppliers was provided at a “company” level (meaning that they reported all of the smelters and refiners that may have processed the conflict minerals contained in all of their products, not just those pertaining to the products sold to us). They may also have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their own suppliers or for other reasons. Therefore, the list of processing facilities disclosed in Annex I may over-represent the number of processing facilities that process the conflict minerals contained in our products.

Efforts to Determine Mine or Location of Origin

We have determined that our due diligence efforts, including requesting our Tier-1 Suppliers to complete the CMRT and reviewing the RMAP status of identified smelters and refiners, represent our reasonable best efforts to determine the mines or locations of origin of the conflict minerals in our supply chain.

E.	Future Steps to Mitigate Risk

Our conflict minerals program is aimed at the continuous improvement of our understanding of our supply chain and risk reduction over time. We intend to continue to take steps to improve our due diligence processes and to minimize the risk that our necessary conflict minerals benefit armed groups. Due diligence is an ongoing, proactive and reactive process, and we are continuing to work with our suppliers to identify and prevent or mitigate risks of adverse impacts associated with conflict minerals.

The primary risks we identified in calendar year 2018 continue to be related to inconsistencies or inadequacies in, or the incompleteness of, suppliers’ responses to the CMRT, the inability of our suppliers to confirm whether or not minerals used in their parts and components were sourced from Covered Countries, and the associated difficulties in identifying the smelters and refiners in our supply chain. With respect to necessary conflict minerals contained in our products with respect to calendar year 2019, we expect to continue to engage with our suppliers to clearly communicate our expectations with regard to conflict minerals sourcing and to educate them on the importance of conflict mineral supply chain diligence. In particular, we continue to encourage our suppliers to work with their own immediate suppliers to improve the transparency, accuracy, validity¸ reliability and completeness of conflict mineral sourcing information (particularly with regard to information provided regarding smelters and refiners used to process conflict minerals and mine or location of origin and country of origin information), and to minimize the risk that our necessary conflict minerals benefit armed groups in the Covered Countries. As our Tier-1 Suppliers continue to report smelters and refiners that we believe are not operational or that may have been misidentified as smelters or refiners, we continue to work with our suppliers to re-validate, improve and refine reported information. We strive to use only Priority Suppliers that source from RMAP-compliant processing facilities in our supply chain to the extent reasonably practicable. In addition, we are exploring a new software tracking solution that may help us in the future to analyze conflict minerals information received from our suppliers more efficiently.

Certain of the matters discussed in this Report, including in particular, future steps to mitigate risks that the conflict minerals contained in our products could benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Annex I

List of Smelters and Refiners Reported in Viasat’s Supply Chain in 2018

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC (*)	US

Gold	Advanced Chemical Company	US

Gold	African Gold Refinery (*)	UG

Gold	AGR Matthey (*)	AU

Gold	Aida Chemical Industries Co., Ltd.	JP

Gold	Al Etihad Gold	AE

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	DE

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZ

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BR

Gold	Argor-Heraeus SA	CH

Gold	Asahi Pretec Corporation	JP

Gold	Asahi Refining Canada Limited	CA

Gold	Asahi Refining USA Inc.	US

Gold	Asaka Riken Co., Ltd.	JP

Gold	Aktyubinsk Copper Company TOO (*)	KZ

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S. (*)	TR

Gold	AU Traders and Refiners (Pty) Ltd	ZA

Gold	Aurubis AG	DE

Gold	Bangalore Refinery (*)	IN

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PH

Gold	Boliden AB	SE

Gold	C. Hafner GmbH + Co. KG	DE

Gold	Caridad (*)	MX

Gold	CCR Refinery – Glencore Canada Corporation	CA

Gold	Cendres + Métaux SA	CH

Gold	Chimet S.p.A.	IT

Gold	Chugai Mining (*)	JP

Gold	Daejin Indus Co., Ltd.	KR

Gold	Daye Non-Ferrous Metals Mining Ltd. (*)	CN

Metal	Smelter Name	Smelter Country

Gold	Degussa (*)	DE

Gold	Degussa Sonne / Mond Goldhandel GmbH (*)	DE

Gold	DODUCO GmbH	DE

Gold	Dowa	JP

Gold	DS PRETECH Co., Ltd.	KR

Gold	DSC (Do Sung Corporation)	KR

Gold	Eco-System Recycling Co., Ltd.	JP

Gold	Elemetal Refining, LLC (*)	US

Gold	Emirates Gold DMCC	AE

Gold	Fidelity Printers and Refiners Ltd. (*)	ZW

Gold	Gansu Seemine Material Hi-Tech Co Ltd (*)	CN

Gold	GCC Gujrat Gold Centre Pvt. Ltd. (*)	IN

Gold	Geib Refining Corporation	US

Gold	Great Wall Precious Metals Co., Ltd. of CBPM (*)	CN

Gold	Guangdong Jinding Gold Limited (*)	CN

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd. (*)	CN

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd. (*)	CN

Gold	HeeSung Metal Ltd.	KR

Gold	Heimerle + Meule GmbH	DE

Gold	Heraeus Ltd. Hong Kong	CN

Gold	Heraeus Precious Metals GmbH & Co. KG	DE

Gold	Hunan Chenzhou Mining Co., Ltd. (*)	CN

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd. (*)	CN

Gold	Hwasung CJ Co. Ltd (*)	KR

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CN

Gold	Ishifuku Metal Industry Co., Ltd.	JP

Gold	Istanbul Gold Refinery	TR

Gold	Italpreziosi	IT

Gold	Japan Mint	JP

Gold	Jiangxi Copper Company Limited	CN

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RU

Gold	JSC Uralelectromed	RU

Gold	JX Nippon Mining & Metals Co., Ltd.	JP

Gold	Kaloti Precious Metals (*)	AE

Gold	Kazakhmys Smelting LLC (*)	KZ

Gold	Kazzinc	KZ

Metal	Smelter Name	Smelter Country

Gold	Kennecott Utah Copper LLC	US

Gold	KGHM Polska Miedz Spolka Akcyjna (*)	PL

Gold	Kojima Chemicals Co., Ltd.	JP

Gold	Korea Zinc Co. Ltd.	KR

Gold	Kyrgyzaltyn JSC	KG

Gold	Kyshtym Copper-Electrolytic Plant ZAO (*)	RU

Gold	L’azurde Company For Jewelry (*)	SA

Gold	Lingbao Gold Company Ltd. (*)	CN

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd. (*)	CN

Gold	L’Orfebre S.A.	AD

Gold	LS-NIKKO Copper Inc.	KR

Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd (*)	CN

Gold	Marsam Metals	BR

Gold	Materion	US

Gold	Matsuda Sangyo Co., Ltd.	JP

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MX

Gold	Metalor Technologies (Hong Kong) Ltd	HK

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SG

Gold	Metalor Technologies (Suzhou) Co Ltd	CN

Gold	Metalor Technologies SA	CH

Gold	Metalor USA Refining Corporation	US

Gold	Mitsubishi Materials Corporation	JP

Gold	Mitsui Mining & Smelting	JP

Gold	MMTC-PAMP India Pvt., Ltd.	IN

Gold	Modeltech Sdn Bhd (*)	MY

Gold	Morris and Watson (*)	NZ

Gold	Morris and Watson Gold Coast (*)	AU

Gold	Moscow Special Alloys Processing Plant	RU

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TR

Gold	Navoi Mining and Metallurgical Combinat (*)	UZ

Gold	NH Recytech Company (*)	KR

Gold	Nihon Material Co., Ltd.	JP

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AT

Gold	Ohura Precious Metal Industry Co., Ltd.	JP

Metal	Smelter Name	Smelter Country

Gold	OJSC The Gulidov Krasnoyarsk Non-Ferrous Metals Plant “(OJSC Krastsvetmet)”	RU

Gold	OJSC Novosibirsk Refinery	RU

Gold	PAMP SA	CH

Gold	Pease & Curren (*)	US

Gold	Penglai Penggang Gold Industry Co Ltd (*)	CN

Gold	Planta Recuperadora de Metales SpA	CL

Gold	Prioksky Plant of Non-Ferrous Metals	RU

Gold	PT Aneka Tambang (Persero) Tbk	ID

Gold	PX Précinox SA	CH

Gold	QG Refining, LLC (*)	US

Gold	Rand Refinery (Pty) Ltd.	ZA

Gold	Remondis Argentia B.V.	NL

Gold	Republic Metals Corporation (*)	US

Gold	Royal Canadian Mint	CA

Gold	SAAMP	FR

Gold	Sabin Metal Corp. (*)	US

Gold	Safimet S.p.A	IT

Gold	SAFINA, a.s (*)	CZ

Gold	Sai Refinery (*)	IN

Gold	Samduck Precious Metals	KR

Gold	SAMWON METALS Corp. (*)	KR

Gold	SAXONIA Edelmetalle GmbH	DE

Gold	Schone Edelmetaal B.V. (*)	NL

Gold	SEMPSA Joyería Platería SA	ES

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd. (*)	CN

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CN

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CN

Gold	Singway Technology Co., Ltd.	TW

Gold	So Accurate Group, Inc. (*)	US

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RU

Gold	Solar Applied Materials Technology Corp.	TW

Gold	State Research Institute Center for Physical Sciences and Technology (*)	LT

Gold	Sudan Gold Refinery (*)	SD

Gold	Sumitomo Metal Mining Co., Ltd.	JP

Gold	SungEel HiMetal Co., Ltd.	KR

Metal	Smelter Name	Smelter Country

Gold	T.C.A S.p.A	IT

Gold	Tanaka Kikinzoku Kogyo K.K.	JP

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CN

Gold	Tokuriki Honten Co., Ltd.	JP

Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd. (*)	CN

Gold	Tony Goetz NV (*)	BE

Gold	TOO Tau-Ken-Altyn (*)	KZ

Gold	Torecom	KR

Gold	Umicore Brasil Ltda.	BR

Gold	Umicore Precious Metals Thailand	TH

Gold	Umicore SA Business Unit Precious Metals Refining	BE

Gold	United Precious Metal Refining, Inc.	US

Gold	Universal Precious Metals Refining Zambia (*)	ZM

Gold	Valcambi SA	CH

Gold	Western Australian Mint trading as The Perth Mint	AU

Gold	WIELAND Edelmetalle GmbH	DE

Gold	Yamamoto Precious Metal Co., Ltd. (*)	JP

Gold	Yokohama Metal Co., Ltd.	JP

Gold	Yunnan Copper Industry Co Ltd (*)	CN

Gold	Zhongkuang Gold Industry Co., Ltd.	CN

Gold	Zijin Mining Group Co., Ltd. Gold Refinery (*)	CN

Tantalum	Asaka Riken Co., Ltd.	JP

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CN

Tantalum	Conghua Tantalum and Niobium Smeltry (*)	CN

Tantalum	D Block Metals, LLC	US

Tantalum	Duoluoshan (*)	CN

Tantalum	E.S.R. Electronics (*)	US

Tantalum	Exotech Inc.	US

Tantalum	F&X Electro-Materials Ltd.	CN

Tantalum	FIR Metals & Resource Ltd.	CN

Tantalum	Global Advanced Metals Aizu	JP

Tantalum	Global Advanced Metals Boyertown	US

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CN

Tantalum	H.C. Starck Co., Ltd.	TH

Tantalum	H.C. Starck Hermsdorf GmbH	DE

Metal	Smelter Name	Smelter Country

Tantalum	H.C. Starck Inc.	US

Tantalum	H.C. Starck Ltd.	JP

Tantalum	H.C. Starck Smelting GmbH & Co. KG	DE

Tantalum	H.C. Starck Tantalum and Niobium GmbH	DE

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CN

Tantalum	Hi-Temp Specialty Metals, Inc. (*)	US

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CN

Tantalum	Jiangxi Tuohong New Raw Material	CN

Tantalum	Jiujiang Janny New Material Co., Ltd.	CN

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CN

Tantalum	Jiujiang Tanbre Co., Ltd.	CN

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CN

Tantalum	KEMET Blue Metals	MX

Tantalum	Kemet Blue Powder	US

Tantalum	King-Tan Tantalum Industry Ltd. (*)	CN

Tantalum	LSM Brasil S.A.	BR

Tantalum	Metallurgical Products India Pvt., Ltd.	IN

Tantalum	Mineração Taboca S.A.	BR

Tantalum	Mitsui Mining & Smelting	JP

Tantalum	Molycorp Silmet A.S. (*)	EE

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CN

Tantalum	Plansee SE Liezen (*)	AT

Tantalum	Plansee SE Reutte (*)	AT

Tantalum	Power Resources Ltd	MK

Tantalum	QuantumClean	US

Tantalum	Resind Indústria e Comércio Ltda.	BR

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CN

Tantalum	Shanghai Jiangxi Metals Co. Ltd (*)	CN

Tantalum	Solikamsk Magnesium Works OAO	RU

Tantalum	Taki Chemical Co., Ltd.	JP

Tantalum	Telex Metals	US

Tantalum	Tranzact, Inc. (*)	US

Tantalum	Ulba Metallurgical Plant JSC	KZ

Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CN

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. (*)	CN

Metal	Smelter Name	Smelter Country

Tantalum	Zhuzhou Cemented Carbide (*)	CN

Tin	Alpha	US

Tin	An Thai Minerals Company Limited (*)	VN

Tin	An Vinh Joint Stock Mineral Processing Company (*)	VN

Tin	Yunnan Chengfeng (*)	CN

Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CN

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CN

Tin	China Tin Group Co., Ltd.	CN

Tin	CNMC (Guangxi) PGMA Co. Ltd. (*)	CN

Tin	Cooperativa Metalurgica de Rondônia Ltda. (*)	BR

Tin	CV Ayi Jaya	ID

Tin	CV Dua Sekawan	ID

Tin	CV Gita Pesona	ID

Tin	CV Serumpun Sebalai (*)	ID

Tin	CV Tiga Sekawan (*)	ID

Tin	CV United Smelting	ID

Tin	CV Venus Inti Perkasa	ID

Tin	Dowa	JP

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company (*)	VN

Tin	Elmet S.L.U. (*)	ES

Tin	EM Vinto	BO

Tin	Estanho de Rondônia S.A. (*)	BR

Tin	Fenix Metals	PL

Tin	Gejiu Fengming Metallurgy Chemical Plant	CN

Tin	Gejiu Jinye Mineral Company	CN

Tin	Gejiu Kai Meng Industry and Trade LLC	CN

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CN

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CN

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd. (*)	CN

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CN

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CN

Tin	HuiChang Hill Tin Industry Co., Ltd. (*)	CN

Tin	Huichang Jinshunda Tin Co. Ltd (*)	CN

Metal	Smelter Name	Smelter Country

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CN

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BR

Tin	Malaysia Smelting Corporation (MSC)	MY

Tin	Melt Metais e Ligas S/A	BR

Tin	Metallic Resources, Inc.	US

Tin	Metallo-Chimique N.V. (*)	BE

Tin	Mineração Taboca S.A.	BR

Tin	Minsur	PE

Tin	Mitsubishi Materials Corporation	JP

Tin	Modeltech Sdn Bhd	MY

Tin	Nankang Nanshan Tin Co., Ltd. (*)	CN

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company (*)	VN

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	TH

Tin	O.M. Manufacturing Philippines, Inc.	PH

Tin	OMSA (*)	BO

Tin	Operaciones Metalurgical S.A.	BO

Tin	Phoenix Metal Ltd (*)	RW

Tin	Pongpipat Company Limited (*)	MM

Tin	PT Aries Kencana Sejahtera	ID

Tin	PT Artha Cipta Langgeng	ID

Tin	PT ATD Makmur Mandiri Jaya	ID

Tin	PT Babel Inti Perkasa	ID

Tin	PT Babel Surya Alam Lestari	ID

Tin	PT Bangka Prima Tin	ID

Tin	PT Bangka Serumpun	ID

Tin	PT Bangka Tin Industry	ID

Tin	PT Belitung Industri Sejahtera	ID

Tin	PT Bukit Timah	ID

Tin	PT Cipta Persada Mulia (*)	ID

Tin	PT DS Jaya Abadi	ID

Tin	PT Eunindo Usaha Mandiri (*)	ID

Tin	PT Inti Stania Prima	ID

Tin	PT Justindo (*)	ID

Tin	PT Karimun Mining	ID

Tin	PT Kijang Jaya Mandiri	ID

Tin	PT Lautan Harmonis Sejahtera	ID

Tin	PT Menara Cipta Mulia	ID

Tin	PT Mitra Stania Prima	ID

Tin	PT O.M. Indonesia (*)	ID

Tin	PT Panca Mega Persada	ID

Metal	Smelter Name	Smelter Country

Tin	PT Prima Timah Utama	ID

Tin	PT Refined Bangka Tin	ID

Tin	PT Sariwiguna Binasentosa	ID

Tin	PT Stanindo Inti Perkasa	ID

Tin	PT Sukses Inti Makmur	ID

Tin	PT Sumber Jaya Indah	ID

Tin	PT Timah	ID

Tin	PT Timah (Persero) Tbk Kundur	ID

Tin	PT Timah (Persero) Tbk Mentok	ID

Tin	PT Timah Nusantara (*)	ID

Tin	PT Tinindo Inter Nusa	ID

Tin	PT Tirus Putra Mandiri	ID

Tin	PT Tommy Utama	ID

Tin	PT WAHANA PERKIT JAYA (*)	ID

Tin	Resind Indústria e Comércio Ltda.	BR

Tin	Rui Da Hung	TW

Tin	Soft Metais Ltda.	BR

Tin	Super Ligas (*)	BR

Tin	Thaisarco	TH

Tin	Tin Technology & Refining	US

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company (*)	VN

Tin	VQB Mineral and Trading Group JSC (*)	VN

Tin	White Solder Metalurgia e Mineração Ltda.	BR

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CN

Tin	Yunnan Tin Group (Holding) Company Limited	CN

Tungsten	A.L.M.T. TUNGSTEN Corp.	JP

Tungsten	ACL Metais Eireli	BR

Tungsten	Asia Tungsten Products Vietnam Ltd.	VN

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CN

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CN

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd. (*)	CN

Tungsten	Dayu Weiliang Tungsten Co., Ltd. (*)	CN

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CN

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CN

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CN

Metal	Smelter Name	Smelter Country

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CN

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd. (*)	CN

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CN

Tungsten	Ganzhou Yatai Tungsten Co., Ltd. (*)	CN

Tungsten	Global Tungsten & Powders Corp.	US

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CN

Tungsten	H.C. Starck GmbH	DE

Tungsten	H.C. Starck Smelting GmbH & Co.KG	DE

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CN

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CN

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CN

Tungsten	Hunan Litian Tungsten Industry Co., Ltd. (*)	CN

Tungsten	Hydrometallurg, JSC	RU

Tungsten	Japan New Metals Co., Ltd.	JP

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CN

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd. (*)	CN

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CN

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd. (*)	CN

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CN

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CN

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. (*)	CN

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CN

Tungsten	Kennametal Fallon	US

Tungsten	Kennametal Huntsville	US

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CN

Tungsten	Moliren Ltd	RU

Tungsten	Niagara Refining LLC	US

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC (*)	VN

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PH

Metal	Smelter Name	Smelter Country

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CN

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VN

Tungsten	Unecha Refractory metals plant	RU

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VN

Tungsten	Wolfram Bergbau und Hütten AG	AT

Tungsten	Woltech Korea Co., Ltd.	KR

Tungsten	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CN

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CN

Tungsten	Xiamen Tungsten Co., Ltd.	CN

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CN

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CN

*	Smelters or refiners that have not been identified as “RMAP-compliant.”